PROMISSORY NOTE

$100,000.00	June 8, 2007 Columbus, Ohio

FOR VALUE RECEIVED, Capital City Petroleum, LLC ("Maker") promises to pay to The Eagle Foundation ("Holder") the aggregate principal sum of One Hundred Thousand Dollars and No/100s ($100,000.00), together with interest on the unpaid principal amount outstanding from time to time at an annual rate equal to nine and one-half percent (9.5%) (calculated on an actual/365 day basis).

Accrued interest shall be due and payable on a monthly basis (on the 5th business day following the last day of each month). All outstanding principal and interest shall be due and payable on or before the one (l) year anniversary date of this Promissory Note.

All payments made on account of the indebtedness evidenced by this Promissory Note shall be made in currency and coin of the United States of America which shall be legal tender for public and private debts at the time of payment. Said payments are to be made at such place as Holder may from time to time appoint.

Amounts due under this Promissory Note may be prepaid without any penalty or premium of any nature.

The occurrence of anyone of the following events shall constitute a default ("Event of Default") by Maker: (a) if Maker fails to make any payment hereunder within five (5) days such payment is due; (b) if any of Maker's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment, levy, writ or possession is not terminated within forty-five (45) days of the commencement thereof; (c) if a petition under the Bankruptcy Reform Act of 1978, as amended or any similar law or regulation shall be filed by or against Maker or if Maker shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Maker for is dissolution or liquidation, or if Maker is enjoined, restrained or in any way prevented by court order or otherwise from conducting all or a material part of its business affairs and such petition, assignment, case, proceeding or order is not dismissed, terminated or vacated within forty-five (45) days of the commencement or entry thereof; or (d) the dissolution of Maker.

If an Event of Default has occurred and is continuing, the interest rate on this Promissory Note shall increase immediately by an increment of the lesser of (a) four percentage points (4%) or (b) the maximum rate permitted by law.

At the election of Holder, and without notice, the principal balance remaining unpaid under this Promissory Note, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full in the case of the occurrence of an Event of Default.

Holder shall not, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth therein. The rights, remedies and powers of Holder, as provided in this Promissory Note are cumulative and concurrent, and may be pursued against Maker all at the sole discretion of Holder.

If any suit or action is instituted or attorneys are employed to collect this Promissory Note or any part thereof, whether or not any lawsuit is filed with respect thereto, Maker promises and agrees to pay all reasonable costs and expenses of every kind and nature of collection, protection and enforcement including, without limitation, reasonable attorneys' fees and court costs.

This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Promissory Note. Maker waives, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand on this Promissory Note, 01' on any pledge agreement, mortgage, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Promissory Note.

Every provision of this Promissory Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Time is of the essence hereof.

THIS PROMISSORY NOTE HAS BEEN DELIVERED AND ACCEPTED IN THE STATE OF OHIO. MAKER HEREBY SUBMITS TO THE JUIUSDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COLUMBUS, OHIO. MAKER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCKEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER. THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note on the day and year first above written.

Eagle Foundation	Capital City Petroleum, Inc.
By: /s/ Dr. Ralph Kennaugh Dr. Ralph Kennaugh Its: President and Trustee	By: /s/ Timothy Crawford Timothy Crawford Its: COO